                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-02075), pertaining to the Furon Company 1995 Stock Incentive Plan and related Prospectus and in the Registration Statement, as amended (Form S-8 No. 33-54031), pertaining to the Furon Company 1982 Stock Incentive Plan and related Prospectus and in the Registration Statement, as amended (Form S-8 No. 2-93028), pertaining to the Furon Company Employees' Profit-Sharing/Retirement Plan and related Prospectus and in the Registration Statement, as amended (Form S-8 No. 33-55535), pertaining to the Furon Company Employee Stock Purchase Plan and related Prospectus and in the Registration Statement, as amended (Form S-8 No. 33-53987), pertaining to the Furon Company 1993 Non-Employee Directors' Stock Compensation Plan and related Prospectus of our report dated March 10, 1999, with respect to the consolidated financial statements and schedule of Furon Company included in the Annual Report (Form 10-K) for the year ended January 30, 1999.




                                        /S/ ERNST & YOUNG LLP
Orange County, California
April 1, 1999